UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2012

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 . Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2012, the Board of Directors, upon the recommendation of the Compensation Committee, approved grants of stock options with a five-year term and three-year service vesting, and an exercise price of $2.73 per share, and restricted stock awards with two-year service vesting, to the following named executives:

	Stock Options	Restricted Stock
Gregory P. Stemm, CEO	228,543	105,931
Mark D. Gordon, President/COO	98,425	45,620
Michael J. Holmes, CFO	93,701	43,431
David A. Morris, Corporate Secretary	68,898	31,934
Jay A. Nudi, Principal Accounting Officer/Treasurer	41,634	19,297

The Long-term incentive targets are intended to provide an equity component of total compensation in the form of stock options that vest based upon time, performance, or both. The target long-term incentives are based upon a percentage range of base salary in accordance with our executive compensation plan.

Also on January 3, 2012, the Board of Directors approved grants of restricted stock with immediate vesting as the equity component of non-employee director compensation to each non-employee director for services performed in fiscal year 2011 as follows:

Stock Award
Bradford B. Baker	10,128
David J. Bederman	13,633
Max H. Cohen	6,159
David J. Saul	8,029
Jon D. Sawyer	8,759

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC .

Dated: January 6, 2012	By:	/s/ Michael J. Holmes
Michael J. Holmes,
Chief Financial Officer